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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the inclusion in this Form 10-K of Petro Financial Corporation for the fiscal year ended December 31, 1997 of our report dated March 28, 1997, on our audits of the consolidated financial statements of Petro Stopping Centers, L.P. as of December 31, 1996, and for each of the two years in the period ended December 31, 1996.



COOPERS & LYBRAND L.L.P.


El Paso, Texas
March 30, 1998